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                                                                   Exhibit 10.09


                              THROUGHPUT AGREEMENT

THIS AGREEMENT is made on March 9, 1998 by and between:

SRIRACHA HARBOUR PUBLIC COMPANY LIMITED, a public limited company duly organized and existing under the laws of Thailand, with the registered office at 17th Floor, U.M. Tower, 9 Ramkamhaeng Road, Kwaeng Suanluang, Khet Suanluang, Bangkok 10250 (hereinafter referred to as "SHP") of one part; and

NAKORNTHAI STRIP MILL PUBLIC COMPANY LIMITED, a public limited company duly organized and existing under the laws of Thailand, with the registered office at 16th Floor, U.M. Tower, 9 Ramkamhaeng Road, Kwaeng Suanluang, Khet Suanluang, Bangkok 10250 (hereinafter referred to as "NSM") of the other part.

WHEREAS:

(A) SHP is the legal owner of the private-run harbour located at Sriracha Harbour, 31/4 Moo 4 Surasak, Sriracha, Chonburi, Thailand (the "Harbour");

(B) NSM wishes to use the Harbour for the loading, unloading and any other related or necessary services of, among other things, its equipment, machinery, materials and products (the "Services").

IT IS AGREED as follows:

1. SHP agrees to allow NSM to use the Harbour for the Services for a period of 10 (Ten) years from the date hereof.

2. NSM shall at all times have access to the Harbour and shall, upon giving a reasonable advance notice of its schedule to SHP, have the right to utilize the Harbour with priority over any other customers of SHP.

3. SHP shall charge NSM applicable service fees, tariffs and other charges for the use of the Harbour at reasonable rates, comparable to those charged by SHP to other customers and, if required by the applicable laws, approved by the governmental authority of Thailand. In no event shall such rates be higher than those of any port operated by the government.

4. If the offering of the U.S.$500 million debt financing issued by NSM's subsidiary and offered to foreign investors is successful by February 28, 1998 (or such other date as may be extended), NSM agrees to pay SHP the sum representing advance tariff to cover certain expenses of SHP during the 270-day period commencing retroactively from December 30, 1997 in its performance under this Agreement. SHP agrees to, upon receipt of such advance tariff, use such a portion to pay SHP's lenders i.e., The Industrial Finance Corporation of Thailand, Siam City Bank Public Company Limited and Bangkok Bank Public Company Limited, including their respective successors and assigns, taking into account the amount of working capital necessary for SHP to operate the Harbour.

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IN WITNESS HEREOF, both parties have signed this Agreement in the presence of witnesses.

SRIRACHA HARBOUR PUBLIC COMPANY LIMITED


By: /s/  Sawasdi Horrungruang
    -----------------------------------
    (Mr. Sawasdi Horrungruang)


By: /s/  Sunthorn Chailaemlak
    -----------------------------------
    (Mr. Sunthorn Chailaemlak)

NAKORNTHAI STRIP MILL PUBLIC COMPANY LIMITED


By: /s/  Sawasdi Horrungruang
    -----------------------------------
    (Mr. Sawasdi Horrungruang)


By: /s/  Chamni Janchai
    -----------------------------------
    (Mr. Chamni Janchai)

Witness:
        -------------------------------

Witness:
        -------------------------------


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